As of June 30, 2013, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

PROFUND VP BIOTECHNOLOGY
AXA EQUITABLE LIFE INSURANCE COMPANY SA 70
35.34%

PROFUND VP SMALL-CAP VALUE
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
29.79%

PROFUND VP DOW 30
MIDLAND NATIONAL LIFE INSURANCE COMPANY
73.07%



As of June 30, 2013, the following
persons or entities no longer own
more than 25% of a funds voting security.

PROFUND VP BIOTECHNOLOGY
NATIONWIDE LIFE INSURANCE COMPANY
12.07%

PROFUND VP INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY
16.77%

PROFUND VP U.S. GOVERNMENT PLUS
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
16.71%

PROFUND VP RISING RATES OPPORTUNITY
ING USA ANNUITY AND LIFE INSURANCE CO.
16.37%

PROFUND VP DOW 30
SUN LIFE ASSURANCE COMPANY OF CANADA-US
0%